UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2006

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware                                                           001-13835                                                     39-1661164
(State or Other Jurisdiction                (Commission file Number)                                (IRS Employer
of Incorporation)                                                                                                         Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL 60061
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2006, the Registrant’s Board of Directors appointed Alan L. Heller to serve on the Board of Directors as a Class III director. The appointment of Mr. Heller fills a newly created board seat. As a Class III director, Mr. Heller’s term expires at the annual meeting of the stockholders to be held in 2009.

It is expected that Mr. Heller will serve on at least one committee of the Board of Directors, which has yet to be determined. Mr. Heller will have the same compensation arrangement for his service as a director on the Board of Directors as the Registrant’s other outside, non-chairman, directors. That compensation currently consists of an initial option grant. Like the Registrant’s other directors, Mr. Heller will be entitled to reimbursement for reasonable out-of-pocket expenses incurred in the performance of his duties and the attendance at board meetings and any meeting of stockholders.

Since March 2006, Mr. Heller has been an Operating Partner at a private equity firm, Water Street Capital Partners. Mr. Heller currently serves on the Board of Directors of two public companies: Savient Pharmaceuticals, Inc. (NasdaqGM: SVNT) and Northfield Laboratories Inc. (NasdaqGM: NFLD).

From November 2004 to November 2005, Mr. Heller was President and Chief Executive Officer of American Pharmaceutical Partners, Inc., a company that develops, manufactures and markets branded and generic injectable pharmaceutical products. From January 2004 to November 2004 Mr. Heller served as an investment advisor on life science transactions to One Equity Partners, a private equity arm of JP Morgan Chase.

From 2000 to 2004, Mr. Heller also served as Senior Vice President and President Global Renal operations at Baxter Healthcare Corporation (NYSE:BAX).

Prior to joining Baxter, Mr. Heller spent 23 years at G.D. Searle. He served in several senior level positions including Co-President and Chief Operating Officer, with responsibility for all commercial operations worldwide, and Executive Vice President and President, Searle Operations.

A copy of the Registrant’s press release regarding the appointment of Mr. Heller as a Class III director is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of September 2006.

APPLIED NEUROSOLUTIONS, INC.

By:      /s/ David Ellison
Name: David Ellison
Title:  Chief Financial Officer